Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements on Forms S-8 (Nos. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142 and 333-132466) and Form S-3 (Nos. 333-104077, 333-108783, 333-109697, 333-114723, 333-116322, 333-120224, 333-122144, 333-123923 and 333-128857) of Equinix, Inc., of our report dated 5 March 2007 except for Note 27 which is as of 12 September 2007, relating to the consolidated financial statements of IXEurope plc which appears in this Form 8-K.

BDO Stoy Hayward LLP

London

14 September 2007